CUMBERLAND PHARMACEUTICALS REPORTS
THIRD QUARTER 2020 FINANCIAL RESULTS & COMPANY UPDATE
NASHVILLE, Tennessee (Tuesday, November 10, 2020) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company today is providing a company update and third quarter 2020 financial results. Net revenues from continuing operations during the quarter were $9.3 million. The company also recorded an additional $750,000 in revenue during the third quarter associated with divested product rights for two brands it is no longer distributing.
The Company's financial position included $96 million in total assets - with $27 million in cash, $48 million of total liabilities, and $48 million of shareholders’ equity at the end of the quarter.
"As we move to the close of 2020, we recognize that it has been a particularly difficult year with the pandemic impacting all our daily lives," said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. "Overall, our third quarter was quite successful, given all the challenges of operating a business in the wake of the pandemic. We were able to generate solid financial performance and advance on important initiatives."
RECENT COMPANY DEVELOPMENTS:
Vibativ®
Cumberland’s Vibativ product is being used to help COVID-19 patients who develop bacterial infections in their lungs. Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia that can result from COVID-19, flu, and other infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant.
RediTrex® Launch
The Company is now finalizing plans for the launch of its newly FDA-approved RediTrex product line. Cumberland will initially implement a soft launch during the fourth quarter of 2020 and intends to follow with a full commercial launch of the brand next spring. The Company believes that RediTrex will be a valuable addition to the portfolio and help further diversify and grow its business.
RediTrex is approved for patients with severe, active rheumatoid arthritis and polyarticular juvenile idiopathic arthritis who have difficulty tolerating or responding to orally delivered methotrexate. It is also approved for symptomatic control of severe, recalcitrant, disabling psoriasis in adults who are not adequately responsive to other forms of therapy.

Caldolor® Clinical Manuscripts
During the third quarter, Cumberland announced a study published in the Journal of Orthopedic Trauma, evaluating the efficacy of Caldolor administration in the management of acute pain in orthopedic trauma patients. The study also measured Caldolor’s ability in minimizing opioid use. This single-center, randomized, double-blind, placebo-controlled study found that Caldolor (ibuprofen) Injection reduced the quantity of opioids required to manage pain after a traumatic injury with fracture. In addition, the time to first narcotic medication was longer in the Caldolor group than with hospital standard of care. Pain was also managed better in the Caldolor group compared to standard of care narcotics.
Additionally, the results of a review of nine clinical studies evaluating Caldolor was announced. The comprehensive review was published in the journal, Clinical Therapeutics, and involved over 1,000 adult patients, with over 750 receiving Caldolor and another 300 receiving placebo or a comparator medication. The data noted that the use of Caldolor improved post-surgery recovery, decreased surgical stress, and reduced the use of opioids and over-the-counter medication. The study review determined that patients given Caldolor experienced less postoperative pain and decreased opioid use. Study authors also concluded that the rapid administration and preemptive use of Caldolor should be considered in Enhanced Recovery After Surgery protocols for the management of postoperative pain including that of traumatic origin.
Revolving Credit Loan Agreement
In October 2020, Cumberland entered into a Third Amendment to the Revolving Credit Note and Fourth Amendment (“Fourth Amendment”) to the Revolving Credit Loan Agreement with Pinnacle Bank (the “Pinnacle Agreement”). The original Pinnacle Agreement was dated July 31, 2017. The Fourth Amendment provides for a principal available for borrowing of up to $15 million and Cumberland has the ability to request an increase of up to an additional $5 million, upon the satisfaction of certain conditions and approval by Pinnacle Bank. If fully expanded, the Fourth Amendment would provide a maximum principal available for borrowing of up to $20 million, which was also the maximum aggregate principal available for borrowing under the previously amended Pinnacle Agreement.
The Fourth Amendment extends the maturity date of the Pinnacle Agreement through October 1, 2022.
Ifetroban Phase II Clinical Programs
Enrollment in Cumberland's clinical studies significantly slowed during 2020 due to the COVID-19 pandemic. While enrollment of new patients was limited, the Company ensured that patients already entered into a trial continued to receive their study drug.
During the third quarter, some of Cumberland's clinical study sites reopened and resumed screening of patients for potential enrollment into the Company's studies.
Cumberland has completed a pilot Phase II study involving ifetroban in patients suffering from aspirin-exacerbated respiratory disease, a severe form of asthma. A follow-up Phase II study is currently underway for this asthma indication.
The Company is also currently evaluating ifetroban in two pilot Phase II studies in 1) patients with systemic sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs and 2) patients with cardiomyopathy associated with Duchenne Muscular Dystrophy. This rare, fatal, genetic neuromuscular disease results in deterioration of the skeletal, heart and lung muscles.
Cumberland is awaiting further study results before deciding on the best path for approval for ifetroban, its first new chemical entity.

FINANCIAL RESULTS:
Net Revenues: For the three months ended September 30, 2020, net revenues from ongoing operations were $9.3 million, compared to $6.9 million for the prior year period. The company also recorded an additional $750,000 in revenue during the third quarter associated with divested product rights.
Net revenue by product for the three months ended September 30, 2020, included $3.6 million for Kristalose®, $2.8 million for Vibativ®, $1.4 million for Caldolor®, $0.2 million for Acetadote® (including the brand and Company's Authorized Generic), $0.5 million for Omeclamox®-Pak, and $0.4 million for Vaprisol®
For the nine months ended September 30, 2020, net revenues were $27.2 million, up 8.4% from $25.1 million for the prior year period.
Operating Expenses: Total operating expenses for the three months ended September 30, 2020, were $10.5 million, compared to $10.1 million during the prior year period.
Total operating expenses for the first nine months of 2020 were $31.8 million compared to $31.0 million for the nine months ended September 30, 2019.
Earnings: Net income (loss) for the third quarter 2020 was $(0.5) million or $(0.03) a share, compared to $(2.0) million or $(0.13) a share for the prior year period.
Adjusted Earnings (loss) for the third quarter were $0.2 million or $0.02 per diluted share, compared to $(1.7) million or $(0.11) per diluted share for the prior year period.
Balance Sheet: At September 30, 2020, Cumberland had $96.0 million in total assets including $26.6 million in cash and cash equivalents. Total liabilities were $48.2 million, including $17.0 million outstanding on the Company's revolving line of credit, resulting in total shareholders' equity of $47.9 million.

Conference Call and Webcast
A conference call and live internet webcast will be held on Tuesday, November 10, at 4:30 p.m. Eastern Time to discuss the results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 4484046. The live webcast and rebroadcast can be accessed via Cumberland’s website at http://investor.shareholder.com/cpix/events.cfm.
About Cumberland Pharmaceuticals
Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high quality prescription brands to improve patient care. The Company develops, acquires and commercializes brands for the hospital acute care, gastroenterology and oncology market segments. These medical specialties are categorized by moderately concentrated prescriber bases that the Company believes can be penetrated effectively by targeted sales forces. The Company’s portfolio of FDA-approved brands includes:

•	Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;

•	Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of chronic and acute constipation;

•
Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.

•	RediTrex® (methotrexate) Injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis;

•	Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

•	Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;

•	Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website www.cumberlandpharma.com.
The Company has Phase II clinical programs underway evaluating its ifetroban product candidates in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy (“DMD”), Systemic Sclerosis (“SSc”), and Aspirin-Exacerbated Respiratory Disease ("AERD").
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.

About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About RediTrex® (methotrexate) Injection
RediTrex is a single-dose prefilled syringe containing prescription methotrexate. RediTrex is used to treat adults with severe, active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis, after treatment with other medicines including non-steroidal anti-inflammatory drugs (NSAIDS) have been used and did not work well. Methotrexate can control the symptoms of severe, resistant, disabling psoriasis in adults when other types of treatment have failed. For full prescribing and safety information, visit www.reditrex.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.
Forward-Looking Statements

This press release may contain statements that are "forward-looking" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cumberland’s control. Thus, Cumberland’s actual results and financial condition may differ materially due to: market conditions, competition, an inability of manufacturers to supply Cumberland's products, maintaining an effective sales and marketing infrastructure, availability of additional debt and equity capital required to finance the business, our ability to continue to acquire brands, management of our growth and integration of our acquisitions, impacts on our business, as well as national and international markets and economies resulting from the 2020 COVID-19 pandemic, and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, and September 30, 2020, respectively, and the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, and Cumberland undertakes no obligation to update them, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Investor Contact:	Media Contacts:
Erin Gull	Jeff Bradford	Molly Aggas
Corporate Relations	Bradford Dalton Group	Bradford Dalton Group
(615) 255-0068	(615) 515-4880 office	(704) 641-6641 mobile
(615) 337-0964 mobile

SOURCE: Cumberland Pharmaceuticals Inc.

- MORE -

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$26,646,530	$28,212,635
Accounts receivable, net	9,661,407	7,843,917
Inventories	10,080,394	8,871,254
Current assets of discontinued operations	727,670	2,477,813
Prepaid and other current assets	1,778,078	2,757,456
Total current assets	48,894,079	50,163,075
Non-current inventories	12,649,184	15,554,992
Property and equipment, net	602,911	747,796
Intangible assets, net	28,180,090	30,920,324
Goodwill	882,000	882,000
Deferred tax assets, net	21,802	21,802
Operating lease right-of-use assets	2,267,669	2,960,569
Other assets	2,511,894	3,298,725
Total assets	$96,009,629	$104,549,283
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,833,972	$9,993,578
Current liabilities of discontinued operations	—	1,918,868
Operating lease current liabilities	991,969	920,431
Current portion of revolving line of credit	2,000,000	—
Other current liabilities	10,112,100	11,317,358
Total current liabilities	23,938,041	24,150,235
Revolving line of credit	15,000,000	18,500,000
Operating lease noncurrent liabilities	1,323,792	2,076,472
Other long-term liabilities	7,904,419	8,737,323
Total liabilities	48,166,252	53,464,030
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 15,084,372 and 15,263,555 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	49,176,040	49,914,478
Retained earnings (deficit)	(1,247,237)	1,208,395
Total shareholders’ equity	47,928,803	51,122,873
Noncontrolling interests	(85,426)	(37,620)
Total equity	47,843,377	51,085,253
Total liabilities and equity	$96,009,629	$104,549,283

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net revenues	$9,250,689	$6,935,439	$27,179,600	$25,082,742
Costs and expenses:
Cost of products sold	2,142,839	1,580,650	6,387,002	5,031,732
Selling and marketing	3,587,842	3,812,467	11,160,924	11,231,778
Research and development	1,230,335	1,672,843	4,374,392	4,788,698
General and administrative	2,381,273	2,032,129	6,608,322	6,839,187
Amortization	1,117,086	1,033,786	3,284,610	3,085,139
Total costs and expenses	10,459,375	10,131,875	31,815,250	30,976,534
Operating income (loss)	(1,208,686)	(3,196,436)	(4,635,650)	(5,893,792)
Interest income	12,004	(50,511)	70,553	195,915
Interest expense	(75,210)	(64,877)	(227,730)	(216,988)
Income (loss) from continuing operations before income taxes	(1,271,892)	(3,311,824)	(4,792,827)	(5,914,865)
Income tax (expense) benefit	(3,728)	(4,462)	(45,423)	72,504
Net income (loss) from continuing operations	(1,275,620)	(3,316,286)	(4,838,250)	(5,842,361)
Discontinued operations	777,916	1,349,351	2,334,811	3,268,196
Net income (loss)	(497,704)	(1,966,935)	(2,503,439)	(2,574,165)
Net (income) loss at subsidiary attributable to noncontrolling interests	15,967	13,267	47,806	(2,888)
Net income (loss) attributable to common shareholders	$(481,737)	$(1,953,668)	$(2,455,633)	$(2,577,053)
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.08)	$(0.22)	$(0.31)	$(0.38)
- Discontinued operations - basic	0.05	0.09	0.15	0.21
	$(0.03)	$(0.13)	$(0.16)	$(0.17)

- Continuing operations - diluted	$(0.08)	$(0.22)	$(0.31)	$(0.38)
- Discontinued operations - diluted	0.05	0.09	0.15	0.21
	$(0.03)	$(0.13)	$(0.16)	$(0.17)
Weighted-average shares outstanding
- basic	15,134,583	15,368,027	15,206,179	15,454,159
- diluted	15,134,583	15,368,027	15,206,179	15,454,159

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2020		2019
Cash flows from operating activities:
Net income (loss)	$(2,503,438)		$(2,574,165)
Discontinued operations	2,334,811		$3,268,196
Net income(loss) from continuing operations	(4,838,249)		$(5,842,361)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,524,684		3,278,958
Deferred tax expense	—		43,605
Share-based compensation	805,338		1,107,817
Decrease in non-cash contingent consideration	(806,390)		(681,577)
Noncash interest expense	36,197		36,292
Noncash investment gains	—		(34,303)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(1,817,490)		1,026,633
Inventories	1,696,668		1,332,140
Other current assets and other assets	1,962,024		195,529
Accounts payable and other current liabilities	3,417,856		(539,525)
Other long-term liabilities	(1,585,584)		(207,648)
Net cash provided by (used in) operating activities from continuing operations	2,395,054		(284,440)
Discontinued operations	2,166,086		2,483,796
Net cash provided by operating activities	4,561,140	4,561,140	2,199,356
Cash flows from investing activities:
Additions to property and equipment	(95,189)		(166,407)
Purchases of marketable securities	—		(9,627,191)
Proceeds from sale of marketable securities	—		15,686,334
Proceeds from surrender of life insurance policies	460,888		—
Cash paid for acquisitions	—		(5,000,000)
Additions to intangibles	(1,807,467)		(498,003)
Net cash provided by (used in) investing activities	(1,441,768)		394,733
Cash flows from financing activities:
Borrowings on line of credit	44,000,000		56,000,000
Repayments on line of credit	(45,500,000)		(56,000,000)
Payments of financing costs	—		(52,500)
Cash payment of contingent consideration	(834,014)		(908,347)
Repurchase of subsidiary shares to noncontrolling interest	(800,000)		—
Repurchase of common shares	(1,551,463)		(2,593,778)
Net cash used in financing activities	(4,685,477)		(3,554,625)
Net decrease in cash and cash equivalents	(1,566,105)		(960,536)
Cash and cash equivalents at beginning of period	28,212,635		27,938,960
Cash and cash equivalents at end of period	$26,646,530		$26,978,424

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended September 30, 2020		Three months ended September 30, 2019
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(481,737)	$(0.03)	$(1,953,668)	$(0.13)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	15,967	—	13,267	—
Net income (loss)	(497,704)	(0.03)	(1,966,935)	(0.13)
Discontinued operations	777,916	0.05	1,349,351	0.09
Net income (loss) from continuing operations	(1,275,620)	(0.08)	(3,316,286)	(0.22)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	3,728	—	4,462	—
Depreciation and amortization	1,190,015	0.08	1,104,561	0.07
Share-based compensation (a)	262,415	0.02	346,835	0.02
Interest income	(12,004)	—	50,511	—
Interest expense	75,210	—	64,877	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$243,744	$0.02	$(1,745,040)	$(0.11)

Diluted weighted-average common shares outstanding:		15,134,583		15,368,027

	Nine months ended September 30, 2020		Nine months ended September 30, 2019
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(2,455,633)	$(0.16)	$(2,577,053)	$(0.17)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	47,806	—	(2,888)	—
Net income (loss)	(2,503,439)	(0.16)	(2,574,165)	(0.17)
Discontinued operations	2,334,811	0.15	3,268,196	0.21
Net income (loss) from continuing operations	(4,838,250)	(0.31)	(5,842,361)	(0.38)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	45,423	—	(72,504)	—
Depreciation and amortization	3,524,684	0.23	3,278,958	0.21
Share-based compensation (a)	805,338	0.05	1,107,817	0.07
Interest income	(70,553)	—	(195,915)	(0.01)
Interest expense	227,730	0.01	216,988	0.01
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$(305,628)	$(0.02)	$(1,507,017)	$(0.10)

Diluted weighted-average common shares outstanding:		15,206,179		15,454,159

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•	Adjusted Earnings (loss): net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation and interest income and interest expense.

(a) Represents the share-based compensation of Cumberland.

•	Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.